Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Stephen Swett or Brad Cohen
T: (203) 682-8200
E: shareholderrelations@ocwen.com
or
John V. Britti
Executive Vice President & Chief Financial Officer
T: (561) 682-7535
E: John.Britti@Ocwen.com

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS FOR

FOURTH QUARTER AND FULL YEAR 2013

●	Q4 Net income of $105 million and Revenue of $556 million
●	Full-year 2013 Net income of $294 million and EPS of $2.02

Atlanta, GA – (February 27, 2014) Ocwen Financial Corporation, (NYSE:OCN), a leading financial services holding company, today reported Net income of $105.3 million, or $0.74 per share, for the fourth quarter of 2013 compared to Net income of $65.3 million, or $0.47 per share, for the fourth quarter of 2012. Ocwen generated revenue of $556.0 million, up 135% from the fourth quarter of 2012. Income from operations grew by 56% to $215.1 million for the fourth quarter of 2013 as compared to $137.5 million for the fourth quarter of 2012.

Full year Net income for 2013 is $294.1 million, or $2.02 per share, as compared to $180.9 million, or $1.31 per share, for 2012. Revenue for 2013 of $2.0 billion is a 141% increase from 2012.

Pre-tax earnings on a GAAP basis for the fourth quarter of 2013 were $120.1 million, a 57% increase as compared to the fourth quarter of 2012. Ocwen’s normalized pre-tax earnings for the fourth quarter of 2013 were $166.9 million, a 100% increase from the fourth quarter of 2012. Ocwen incurred a total of $46.8 million in normalized expenses in the fourth quarter of 2013 that are primarily transition-related expenses associated with 2013 transactions.

Full year pre-tax earnings on a GAAP basis for 2013 were $335.2 million, a 30% increase over 2012. Full year normalized pre-tax earnings for 2013 increased by 101% over 2012 from $289.4 million to $581.2 million.

“Our solid financial performance enabled us to initiate a stock repurchase program in the fourth quarter while maintaining the strongest capital ratios among our peers,” commented Bill Erbey, Ocwen’s Chairman. “We are working cooperatively with the New York Department of Financial Services to address its concerns that led to an indefinite hold on our transaction with Wells Fargo. Longer-term we believe developments remain positive for our business, particularly in three areas. First, prepayments continue to trend lower, lengthening the duration of our assets. Secondly, Ocwen’s continued ability to help homeowners with foreclosure alternatives along with an improving economy continues to drive down delinquencies on loans we service and further slows prepayments. Lastly, the OASIS financing that we just closed should enhance our prime origination business. Oasis enables us to reduce our exposure to prepayment risk and lower our cost of capital disadvantage vis-à-vis commercial banks.”

Fourth Quarter 2013 Business Highlights

●	Ocwen repurchased 1,125,707 shares of its common stock for a total outlay of $60 million. The Company expects to continue to repurchases under its stock repurchase plan with a general goal of buying at least the prior quarter’s earnings in the three months following its earnings announcements. The Company may buy more or less in any given period. Unless Ocwen amends the share repurchase program or repurchases the full $500 million amount by an earlier date, the share repurchase program will continue through July 2016. Ocwen may use SEC Rule 10b5-1 plans in connection with its share repurchase program.

●	Completed 29,979 loan modifications, HAMP modifications accounting for 44% of the total. Modifications that included some principal reduction accounted for 54% of total modifications.

●	The constant pre-payment rate (“CPR”) fell from 15.8% in the third quarter of 2013 to 13.1% in the fourth quarter. In the fourth quarter of 2013, prime CPR was 14.5% and non-prime CPR was 11.0%. Non-prime CPR associated with refinances and other total debt pay-offs was only 2.5%.
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Ocwen Financial Corporation

Fourth Quarter 2013 Results

February 27, 2014

●	Substantially completed transfers of previously announced OneWest and Greenpoint transactions.

●	Deferred servicing fees (“DSF”) related to delinquent borrower payments amounted to $583.0 million at the end of the year. Ocwen does not recognize DSF as revenue until collected, and it does not accrue DSF on its balance sheet.

●	Delinquencies declined from 14.6% as of September 30, 2013 to 14.5% on December 31, 2013, with a larger decline in legacy delinquencies partially offset by higher delinquencies on newly boarded portfolios.

Subsequent Events and Updates

●	On February 26, 2014, the United States District Court for the District of Columbia approved our national servicing settlement.

“Ocwen has among the best pre-foreclosure resolution rates of any servicers because we offer a broad array of alternatives to help struggling families keep their homes. We completed 29,979 modifications and over 5,500 short sales and deeds-in-lieu during the fourth quarter,” said Ron Faris, President and CEO. “For the full year 2013, Ocwen helped over 200,000 borrowers receive sensible modifications and other loan resolutions that helped distressed borrowers avoid foreclosure while improving cash-flow to mortgage investors. We are also proud of the fact that, according to the most recent data published by the US Treasury Department, Ocwen has started more permanent first-lien modifications through the federal government’s HAMP program, 264,043, than any other servicer in the United States. Similarly, Ocwen is the leader in HAMP principal reductions, accounting for 39.4% of all principal reductions done under the HAMP Principal Reduction Alternative program and more than twice the volume of any other servicer.

Mr. Faris continued, “The transfer of loans from OneWest and Greenpoint were substantially completed during the Fourth Quarter and early in the current Quarter. More importantly, we are nearing the end of our integration of the legacy ResCap loans onto Ocwen’s servicing platform. We expect to be able to finish our consolidation by the end of the second quarter. Consolidation will allow us to substantially lower expenses and reduce the operating complexities of running multiple platforms.”

“Ocwen’s lending business generated a record-high $14.8 million pre-tax income contribution in the fourth quarter, despite the fact that rising interest rates reduced margins and volume below our expectations. HARP refinances continue to be the major driver of earnings in our lending business. However, we expect this volume will begin to decline over the next few months as the number of HARP-eligible loans decreases.”

“We continue to focus our attention on regulatory compliance and on assisting struggling homeowners. During 2013 we made significant progress in enhancing our compliance management system. We helped a record number of struggling homeowners. We expanded our partnerships with consumer housing counselors. And, we will continue these efforts with even more vigor in 2014.”

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, and has additional offices and operations in the District of Columbia, California, Florida, Iowa, New Jersey, Pennsylvania, Texas, the United States Virgin Islands, India, the Philippines and Uruguay. Utilizing proprietary technology, global infrastructure and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.Ocwen.com.

Webcast and Conference call

The Company will host a webcast and conference call on Thursday, February 27, 2014, at 11 a.m. Eastern Time to discuss its financial results for the fourth quarter of 2013.

The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section.   A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

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Ocwen Financial Corporation

Fourth Quarter 2013 Results

February 27, 2014

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets or businesses; our ability to effectively manage our regulatory and contractual compliance obligations; uncertainty related to claims, litigation, inquiries and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; our ability to effectively manage our exposure to interest rate changes; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly reports on Forms 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. Anyone wishing to understand Ocwen’s business should review such filings. The forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures, such as our references to “normalized pre-tax earnings.” We believe these non-GAAP financial measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information regarding these measures may be found on Ocwen’s website.

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Ocwen Financial Corporation

Fourth Quarter 2013 Results

February 27, 2014

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	December 31, 2013		September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Total unpaid principal balance of loans and REO serviced	$464,651,332		$434,819,426	$436,255,383	$467,071,661	$203,665,716

Non-performing loans and REO serviced as a % of total UPB (1)	14.5%		14.6%	14.4%	15.0%	23.5%

Prepayment speed (average CPR)(2)	13.1	%(3)	15.8%	20.8%	20.1%	14.7%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months.
(3)	Includes average CPR of 14.5% for prime loans and 11.0% for non-prime loans.

Segment Results (Dollars in thousands)
(UNAUDITED)

	Three Months		Twelve Months
For the Periods Ended December 31,	2013	2012	2013	2012
Servicing
Revenue	$514,051	$233,941	$1,895,921	$840,630
Operating expenses	300,439	91,773	1,096,084	344,315
Income from operations	213,612	142,168	799,837	496,315
Other expense, net	(102,468)	(58,941)	(425,426)	(221,952)
Income before income taxes	$111,144	$83,227	$374,411	$274,363

Lending
Revenue	$39,718	$356	$120,899	$356
Operating expenses	28,649	409	98,194	409
Income (loss) from operations	11,069	(53)	22,705	(53)
Other income (expense), net	3,744	(206)	12,919	(205)
Income before income taxes	$14,813	$(259)	$35,624	$(258)

Corporate Items and Other
Revenue	$2,334	$2,386	$22,092	$5,122
Operating expenses	11,829	7,008	107,188	19,667
Loss from operations	(9,495)	(4,622)	(85,096)	(14,545)
Other income (expense), net	3,641	(1,867)	10,284	(2,052)
Loss before income taxes	$(5,854)	$(6,489)	$(74,812)	$(16,597)

Corporate Eliminations
Revenue	$(148)	$(93)	$(639)	$(905)
Operating expenses	(41)	(93)	(172)	(484)
Loss from operations	(107)	—	(467)	(421)
Other income, net	107	—	467	421
Income (loss) before income taxes	$—	$—	$—	$—

Consolidated income before income taxes	$120,103	$76,479	$335,223	$257,508
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Ocwen Financial Corporation

Fourth Quarter 2013 Results

February 27, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

	Three Months		Twelve Months
For the Periods Ended December 31,	2013	2012	2013	2012
Revenue
Servicing and subservicing fees	$490,167	$225,972	$1,823,559	$804,407
Gain on loans held for sale, net	48,782	215	121,694	215
Other revenues	17,006	10,403	93,020	40,581
Total revenue	555,955	236,590	2,038,273	845,203

Operating expenses
Compensation and benefits	112,098	31,795	442,777	122,341
Amortization of mortgage servicing rights	85,346	19,336	282,781	72,897
Servicing and origination	22,387	6,554	112,127	25,542
Technology and communications	37,768	13,363	140,466	45,362
Professional services	24,658	9,470	123,886	29,213
Occupancy and equipment	30,514	10,560	105,145	47,044
Other operating expenses	28,105	8,019	94,112	21,508
Total operating expenses	340,876	99,097	1,301,294	363,907

Income from operations	215,079	137,493	736,979	481,296

Other income (expense)
Interest income	5,025	1,895	22,355	8,329
Interest expense	(109,503)	(59,795)	(412,842)	(223,455)
Gain (loss) on debt redemption	3,875	(1,514)	(8,681)	(2,167)
Other, net	5,627	(1,600)	(2,588)	(6,495)
Other expense, net	(94,976)	(61,014)	(401,756)	(223,788)

Income before income taxes	120,103	76,479	335,223	257,508
Income tax expense	14,824	11,138	41,074	76,585
Net income	105,279	65,341	294,149	180,923
Preferred stock dividends	(581)	(85)	(5,031)	(85)
Deemed dividend related to beneficial conversion feature of preferred stock	(416)	(60)	(6,989)	(60)
Net income attributable to Ocwen common stockholders	$104,282	$65,196	$282,129	$180,778

Earnings per share attributable to Ocwen common stockholders
Basic	$0.77	$0.48	$2.08	$1.35
Diluted	$0.74	$0.47	$2.02	$1.31

Weighted average common shares outstanding
Basic	135,595,581	135,191,178	135,678,088	133,912,643
Diluted	141,910,760	139,177,555	139,800,506	138,521,279
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Ocwen Financial Corporation

Fourth Quarter 2013 Results

February 27, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	December 31, 2013	December 31, 2012
Assets
Cash	$178,512	$220,130
Mortgage servicing rights ($116,029 and $85,213 carried at fair value)	2,069,381	764,150
Advances	892,188	184,463
Match funded advances	2,552,383	3,049,244
Loans held for sale ($503,753 and $426,480 carried at fair value)	566,660	509,346
Loans held for investment - reverse mortgages, at fair value	618,018	—
Goodwill	416,558	416,176
Receivables, net	152,516	132,853
Debt service accounts	129,897	88,748
Deferred tax assets, net	116,558	96,893
Premises and equipment, net	53,786	33,247
Other assets	127,313	190,712
Total assets	$7,873,770	$5,685,962

Liabilities, Mezzanine Equity and Stockholders’ Equity
Liabilities
Match funded liabilities	$2,364,814	$2,532,745
Financing liabilities ($615,576 and $0 carried at fair value)	1,284,229	306,308
Other secured borrowings	1,777,669	790,371
Other liabilities	590,375	291,744
Total liabilities	6,017,087	3,921,168

Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $01 par value; 200,000 shares authorized; 62,000 and 162,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively; redemption value $62,000 plus accrued and unpaid dividends at December 31, 2013	60,361	153,372

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 135,176,271 and 135,637,932 shares issued and outstanding at December 31, 2013 and 2012, respectively	1,352	1,356
Additional paid-in capital	818,427	911,942
Retained earnings	986,694	704,565
Accumulated other comprehensive loss, net of income taxes	(10,151)	(6,441)
Total stockholders’ equity	1,796,322	1,611,422
Total liabilities, mezzanine equity and stockholders’ equity	$7,873,770	$5,685,962
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Ocwen Financial Corporation

Fourth Quarter 2013 Results

February 27, 2014

Fourth Quarter 2013 Normalized Pre-Tax Income Summary (Dollars in Millions)	Three Months
For the Periods Ended December 31,	2013	2012
GAAP Income before income taxes	$120.1	$76.5
Transition and Transaction related expenses	44.7	2.2
Legal/Settlement expense	2.6	—
Discontinued/Sold Operations	(0.5)	—
Loss on sale of Assets	—	3.1
Funding related expenses	—	1.5

Normalized income before income taxes	$166.9	$83.3

Full Year 2013 Normalized Pre-Tax Income Summary (Dollars in Millions)	Twelve Months
For the Periods Ended December 31,	2013	2012
GAAP Income before income taxes	$335.2	$257.5
Transition and Transaction related expenses	157.4	20.1
Legal/settlement expense	60.5	2.6
Discontinued/Sold Operations	(6.7)	—
Loss on sale of Assets	—	3.1
Funding related expenses	34.9	6.1

Normalized income before income taxes	$581.3	$289.4
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